UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2019

FTD Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive
Downers Grove, Illinois 60515
(Address of Principal Executive Offices) (ZIP Code)

Telephone: (630) 719-7800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FTD	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 2, 2019, FTD, Inc. (“FTD Inc.”), a wholly-owned subsidiary of FTD Companies, Inc. (the “Company”), and certain other subsidiaries of the Company entered into a stalking horse asset purchase agreement (the “Asset Purchase Agreement”) with Gateway Mercury Holdings, LLC, an affiliate of Nexus Capital Management LP, a California-based private equity sponsor (the “Purchaser”), to acquire the Company’s North America and Latin America florist and consumer business, including the ProFlowers business (the “Acquisition”).

Pursuant to the terms and subject to the conditions in the Asset Purchase Agreement, the purchase price is $95.0 million in cash, subject to customary adjustments. The Asset Purchase Agreement is subject to certain closing conditions, including finalizing certain transaction documentation by June 12, 2019, the Purchaser’s delivery of commitments for equity or debt financing to fund the transaction by the time the transaction documentation is finalized, certain orders being entered by the Bankruptcy Court (as defined below) and other customary closing conditions detailed in the Asset Purchase Agreement.

The Asset Purchase Agreement also remains subject to higher or better offers for the North America and Latin America florist and consumer business, including the ProFlowers business, as well as approval of the Bankruptcy Court. The Asset Purchase Agreement includes a breakup fee of $2.3 million and provides for reimbursement of up to $1.5 million of the Purchaser’s expenses, each of which is payable upon certain termination events in accordance with the terms of the Asset Purchase Agreement.

Closing will be held upon the second business day following satisfaction of the conditions set forth in the Asset Purchase Agreement. The Company will seek to close the transaction as soon as possible in accordance with milestones agreed to with the DIP Lenders (as defined below).

The foregoing description of the Asset Purchase Agreement, and the transactions contemplated thereby, including the Acquisition, is qualified in its entirety by the text of the Asset Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.03                                           Bankruptcy or Receivership.

Chapter 11 Filing

On June 3, 2019 (the “Petition Date”), the Company and substantially all of its domestic subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions commencing cases under chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ chapter 11 cases (together, the “Chapter 11 Cases”) are being jointly administered under the caption, In re FTD Companies, Inc., Case No. 19-11240 (LSS) (Bankr. D. Del.). The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

To ensure their ability to continue operating in the ordinary course of business, on June 3, 2019, the Debtors filed with the Bankruptcy Court motions seeking a variety of “first day” relief, including, along with other customary relief, authority to continue payments and services to member florists without interruption, manage their continuing relationships with vendors and customers and pay wages and benefits for continuing employees on a continuing basis.

Senior “Debtor-in-Possession” Financing

In connection with the Chapter 11 Cases, on the Petition Date, the Company filed a motion (the “DIP Motion”) seeking, among other things, interim and final approval of postpetition, debtor-in-possession financing (the “DIP Financing”) on the terms and conditions set forth in the proposed Superpriority Secured Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), by and among the Company, the Debtors party thereto as guarantors (the “Guarantors,” and together with the Company, the “Loan Parties”), the lenders party thereto (the “DIP Lenders”) and Bank of America, N.A. as Administrative Agent (the “Administrative Agent”). The DIP Credit Agreement provides for a senior secured superpriority debtor-in-possession credit facility of $94.5 million (the “DIP

Revolving Facility”), of which $47.0 million is available following entry of the Interim DIP Order (defined below) and until the entry of the final order approving the DIP Credit Agreement (the “Final DIP Order”), secured by, among other things, (a) a first priority lien on all unencumbered tangible and intangible property and assets of the Loan Parties, (b) a first priority, senior priming lien on all prepetition collateral, and (c) all real property owned or leased by the Company or the Guarantors, subject to certain carve outs.

On June 5, 2019, the Bankruptcy Court issued an order approving the DIP Motion on an interim basis (Docket No. 60) (the “Interim DIP Order”) and authorizing the Loan Parties to, among other things, enter into the DIP Credit Agreement and initially borrow up to $47.0 million. The Debtors anticipate entering into the DIP Credit Agreement promptly. The DIP Credit Agreement is subject to approval by the Bankruptcy Court, which has only been granted on an interim basis. The Debtors will seek final approval of the DIP Credit Agreement at a hearing before the Bankruptcy Court on or about July 2, 2019.

The proceeds from the DIP Financing will be used, subject to the Interim DIP Order and the Final DIP Order, (a) for working capital and other general purposes of the Debtors, including the payment of professional fees and expenses; (b) as provided in the Interim DIP Order and the Final DIP Order to pay the reasonable fees and expenses of the Administrative Agent, the DIP Lenders, the prepetition agent and prepetition lenders under the Debtors’ prepetition secured lending facility (including the reasonable fees and expenses of counsel and financial advisors); (c) to pay claims in respect of certain prepetition creditors, which may include, without limitation, employees, taxing authorities and trade vendors in the ordinary course, in each case to the extent authorized by orders of the Bankruptcy Court; (d) as provided in the Interim DIP Order and the Final DIP Order and to the extent permitted by the Bankruptcy Court, to repay the obligations under the Debtors’ prepetition secured lending facility; and (e) to make adequate protection payments to agent and lenders under the Debtors’ prepetition secured lending facility, each subject to the terms and conditions of the DIP Credit Agreement, the orders of the Bankruptcy Court approving the DIP Credit Agreement and consistent with the financing budget attached to the DIP Motion as an exhibit (the “DIP Budget”), subject to certain exceptions as provided in the DIP Credit Agreement.

The maturity date of the DIP Financing will be the earliest to occur of (a) September 3, 2019 and (b) the date upon which a plan of reorganization or plan of liquidation becomes effective. In addition, the DIP Financing is subject to certain repayment events, including, without limitation, 30 days after entry of the Interim DIP Order if the Final DIP Order has not been entered as and when required under the DIP Credit Agreement.

Interest on the outstanding principal amount of the revolving loans under the DIP Credit Agreement will be payable monthly in arrears and on the maturity date at a per annum rate equal to 6.0% plus the higher of: (a) the federal funds rate plus 0.5% and (b) the prime rate. Under the DIP Credit Agreement, among other customary fees, the Company will be required to pay to the DIP Lenders upon entry of the Interim DIP Order an upfront fee equal to $1.375 million. Upon the occurrence and during the continuance of an event of default, all obligations under the DIP Credit Agreement will bear interest at a rate equal to the then current rate plus an additional 2.0% per annum.

The DIP Financing will be subject to certain covenants, including, without limitation, related to the incurrence of additional debt, liens, the making of investments, the making of restricted payments, limits on aggregate “Total Operating Disbursements” as set forth in the DIP Budget, minimum levels of “Total Operating Receipts” as set forth in the DIP Budget, and certain bankruptcy-related covenants, in each case as set forth in the DIP Credit Agreement, the Interim DIP Order and the Final DIP Order.

The DIP Credit Agreement requires delivery of, among other things, (a) a weekly financial statement including the balance of cash and cash equivalents of the Loan Parties, (b) a weekly “Budget Reconciliation Report,” and (c) a weekly forecast of projected receipts and expenditures of the Loan Parties for the nine-week period following such delivery.

The DIP Credit Agreement provides for customary events of default, including defaults resulting from non-payment of principal, interest or other amounts when due, failure to perform or observe covenants, and the occurrence of certain matters related to the Chapter 11 Cases. Pursuant to the DIP Credit Agreement, the Loan Parties will act in good faith and use commercially reasonable efforts to comply with the sale milestones as described below.

In addition, pursuant to the Interim DIP Order, the Company is subject to the following sale milestones relating to the Chapter 11 Cases:

•                  within three business days following the Petition Date, the Debtors must file a motion with the Bankruptcy Court seeking to establish bidding procedures governing the sale of substantially all of the Debtors’ assets (the “Bidding Procedures Motion”);

•                  within three weeks following the Petition Date, entry of an order by the Bankruptcy Court approving the Bidding Procedures Motion;

•                  six weeks following the Petition Date, deadline for interested parties to submit bids for the purchase of the Debtors’ assets;

•                  on the earlier of eight weeks following the Petition Date or four business days after an auction, deadline for a Bankruptcy Court hearing to approve the sale(s) of substantially all of the Debtors’ assets (the “Sale Hearing”); and

•                  seven days after a Sale Hearing, deadline to consummate the sale(s) of substantially all of the Debtors’ assets.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the final, executed DIP Credit Agreement, as approved by the Bankruptcy Court pursuant to the Interim DIP Order and the Final DIP Order. A copy of the DIP Credit Agreement, once executed, will be filed on a Current Report on Form 8-K.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On May 31, 2019, FTD Inc., a wholly-owned subsidiary of the Company, completed the sale of the Company’s Interflora business in the U.K. (the “Interflora Sale”) through the sale of all of the issued and outstanding equity interests of its wholly owned subsidiary, FTD UK Holdings Limited, pursuant to the agreement for the sale and purchase of shares in the capital of FTD UK Holdings Limited, dated May 31, 2019, by and between FTD Inc. and Teleflora UK Holdings Ltd. (the “Sale and Purchase Agreement”). FTD UK Holdings Limited is the parent company of Interflora Holdings Limited, Interflora Investments Limited, Interflora Group Limited and Interflora British Unit, comprising the Company’s Interflora business in the U.K.

Pursuant to the terms and subject to the conditions in the Sale and Purchase Agreement, the purchase price for FTD UK Holdings Limited was $59.5 million.

The foregoing description of the Sale and Purchase Agreement, and the transactions contemplated thereby, including the Interflora Sale, is qualified in its entirety by the text of the Sale and Purchase Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.04                                           Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation   under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described in Item 1.03 above constitute an event of default that accelerated the Company’s obligations under the Credit Agreement, dated as of July 17, 2013 (as amended or supplemented from time to time), by and among the Company, Interflora British Unit, the material wholly owned domestic subsidiaries of the Company party thereto as guarantors, the financial institutions party thereto from time to time, Bank of America Merrill Lynch and Wells Fargo Securities, LLC, as joint lead arrangers and book managers, and Bank of America, N.A., as administrative agent for the lenders (as amended, the “Amended Credit Agreement”). Outstanding obligations under the Amended Credit Agreement approximate $149.4 million aggregate principal amount of revolving and term loans.

The Amended Credit Agreement provides that, as a result of the filing of the Chapter 11 Cases, the unpaid principal amount of all outstanding loans and all interest and other amounts thereunder shall automatically become due and payable.

Any efforts to enforce the payment obligations under the Amended Credit Agreement are automatically stayed as a result of the filing of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Amended Credit Agreement are subject to the applicable provisions of the Bankruptcy Code.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 4, 2019, the Company received a letter from the listing qualifications department staff (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, as a result of the Chapter 11 Cases and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, the Staff has determined that the Company’s common stock will be delisted from Nasdaq. Additionally, on May 17, 2019, Staff notified the Company that it did not comply with Listing Rule 5250(c)(1), which requires companies to timely file all required periodic reports. The Company was provided until July 16, 2019 to submit a plan to regain compliance. However, since the Company is currently under review by an adjudicatory body, the Staff may no longer consider the Company’s plan of compliance. Accordingly, this matter serves as an additional basis for delisting the Company’s securities from Nasdaq. Accordingly, unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the opening of business on June 13, 2019, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s common stock from listing and registration on Nasdaq.

The Company does not intend to appeal the determination and, therefore, it is expected that the Company’s common stock will be delisted. The Company expects that its common stock will trade on the OTC Pink market following the suspension from trading on Nasdaq. The transition does not affect the Company’s operations and does not change reporting requirements under SEC rules.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On May 31, 2019, Robin S. Hickenlooper and Christopher W. Shean resigned from the Company’s Board of Directors and, in the case of Ms. Hickenlooper, resigned from the Compensation Committee thereof, effectively immediately.

On June 4, 2019, Joseph W. Harch resigned from the Company’s Board of Directors, the Compensation Committee thereof and as Chairman of the Audit Committee thereof, effective immediately.

Departure of Officer

On May 31, 2019, in connection with the Interflora Sale, Rhys J. Hughes, President, Interflora British Unit, left the Company and received a $250,000 transaction bonus paid by the Interflora business that was sold.

Appointment of Chief Restructuring Officer

On June 2, 2019, the Company appointed Alan D. Holtz as Chief Restructuring Officer of the Company to assist with the Debtors’ restructuring. With the support of additional personnel from AP Services, LLC (“APS”), an affiliate of AlixPartners, LLP (“AlixPartners”), Mr. Holtz, working collaboratively with the Company’s senior management team, the Company’s board of directors, the Company’s legal counsel and other Company professionals, will perform the ordinary course duties of a chief restructuring officer in connection with the Chapter 11 Cases and related matters, under the supervision of the Company’s board of directors.

Mr. Holtz, 56, is currently employed as Managing Director of AlixPartners, a financial advisory firm specializing in business performance improvement and corporate restructuring initiatives. Mr. Holtz has more than 30 years of professional experience primarily dedicated to leading turnaround and restructuring programs for large companies and creditor groups across a wide variety of industries. Prior to joining AlixPartners in 2006, Mr. Holtz worked for 21 years at Ernst & Young and related entities. Mr. Holtz has a Bachelor of Science in economics from the University of Pennsylvania.

The services of Mr. Holtz and APS personnel, including Scott M. Tandberg as Associate Restructuring Officer, are being provided pursuant to an Agreement for the Provision of Interim Management Services (the “Services Agreement”), dated as of May 31, 2019, between the Company and APS. Mr. Holtz’s appointment will become effective upon the entry of an order by the Bankruptcy Court approving the Services Agreement. Mr. Holtz will not receive any compensation directly from the Company. The Company will instead pay APS an hourly rate of $1,140 for Mr. Holtz’s services. In addition to receiving fees for Mr. Holtz’s services, under the terms of the Services Agreement, APS will be entitled to the payment of a retainer and compensation at specified hourly rates for the services of Mr. Tandberg and other temporary staff that it provides to the Company. There is no other arrangement or understanding pursuant to which Mr. Holtz was appointed Chief Restructuring Officer of the Company. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Holtz and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Holtz and the Company that would be required to be reported.

The description of the Services Agreement set forth above is not complete and is qualified in its entirety by reference to the Services Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure.

On June 3, 2019, the Company issued a press release announcing, among other things, the filing of the Chapter 11 Cases and the completion of the sale of the Company’s U.K.-based Interflora business. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional information is available on the Company’s restructuring website at www.FTDrestructuring.com. In addition, Bankruptcy Court filings and other information related to the Chapter 11 Cases are available on a separate website administered by the Company’s claims agent, Omni Management Group (“Omni”), at www.omnimgt.com/FTD, or by calling Omni representatives toll-free at 1-866-205-3144 or 1-818-906-8300 for calls originating outside of the U.S.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing. The filing of this Item 7.01 of this report shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Cautionary Information Regarding Trading in the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s securities in the Chapter 11 Cases. Based on the values for the Company’s businesses contemplated by the Asset Purchase Agreement referred to herein and the letters of intent referred to in the press release attached hereto as Exhibit 99.1, the Company expects that existing Company stockholders will receive no recovery at the end of the Chapter 11 Cases, consistent with legal priorities.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding expectations about the timing and execution of the Company’s strategic transactions (including the contemplated sales of substantially all of the Debtors’ assets), the Company’s future financial condition and future business plans and expectations, including statements related to the effect of, and our expectations with respect to, the operation of our business, adequacy of financial resources and commitments, and the operating expectations during the pendency of the Chapter 11 Cases and impacts to its business related thereto. Potential factors that could affect such forward-looking statements include, among others, risks and uncertainties relating to the Chapter 11 Cases, including, but not limited to, the Company’s ability to obtain Bankruptcy Court approval of motions filed in the Chapter 11 Cases (including, but not limited to, the DIP Motion and the Bidding Procedures Motion), the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s restructuring strategy; the conditions to which the Company’s DIP Financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the Company’s and the Debtors’ ability to consummate sales of substantially all of the Debtors’ assets consistent with the milestones set forth in the Interim DIP Order and the terms and conditions of any such sales; the Company’s ability to implement operational improvement efficiencies; uncertainty associated with evaluating and completing any further strategic or financial alternative as well as the Company’s ability to implement and realize any anticipated benefits associated with any alternative that may be pursued; the consequences of the acceleration of our debt obligations; trading price and volatility of the Company’s common stock and the risks related to the Company’s upcoming delisting from Nasdaq and trading on the OTC Pink Market and the other factors disclosed in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”), as updated from time to time in our subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, we undertake no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01                                           Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference hereto, is based on the historical consolidated financial statements of the Company including certain pro forma adjustments and has been prepared to illustrate the pro forma effect of the Interflora Sale.

(d)                                 Exhibits

Exhibit	Description

2.1	Asset Purchase Agreement, dated June 2, 2019, by and between Gateway Mercury Holdings, LLC and FTD, Inc., and the other sellers party thereto*

2.2	Agreement for the Sale and Purchase of Shares in the Capital of FTD UK Holdings Limited, dated May 31, 2019, by and between FTD, Inc. and Teleflora UK Holdings Ltd.*

10.1	Agreement for the Provision of Interim Management Services, dated as of May 31, 2019, between the Company and AP Services, LLC

99.1	Press Release of FTD Companies, Inc., dated June 3, 2019

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of FTD Companies, Inc.

* Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.

Dated: June 5, 2019	By:	/s/ Steven D. Barnhart
		Name:	Steven D. Barnhart
		Title:	Executive Vice President and Chief Financial Officer